UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): December 20, 2017

TRONC, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-36230	38-3919441
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
435 North Michigan Avenue
Chicago, Illinois 60611
(Address of Principal Executive Offices)

312-222-9100
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
 Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 1.01 Entry into a Material Definitive Agreement.
On December 20, 2017, Tribune Publishing Company, LLC (“TPC”), a subsidiary of tronc, Inc. (the “Company”) and, solely for certain sections thereof, the Company, entered into a Consulting Agreement (the “Agreement”) with Merrick Ventures LLC (“Merrick Ventures”) and, solely for certain sections thereof, Michael W. Ferro, Jr. and Merrick Media, LLC (“Merrick Media”). Mr. Ferro is (1) Chairman and Chief Executive Officer of Merrick Ventures and (2) the manager of Merrick Venture Management, LLC which is the sole manager of Merrick Media. The Agreement provides for the engagement of Merrick Ventures on a non-exclusive basis to provide certain management expertise and technical services for an annual fee of $5 million in cash, payable in advance on the first business day of each calendar year. During the term of the Agreement, Merrick Ventures and Mr. Ferro agreed to certain non-competition covenants relating to engaging in certain other daily printed newspaper businesses, subject to certain exceptions.

The Agreement provides for a rolling three-year term, with the initial term continuing through December 31, 2020. Unless any party gives notice of termination by October 1 of any year during the term, an additional year is added to the term of the Agreement at the end of each year starting on December 31, 2018. The Agreement also provides that the Aircraft Dry Sublease Agreement, effective as of February 4, 2016, between TPC and Merrick Ventures, as first disclosed in the Company’s Proxy Statement on Schedule 14A filed on April 19, 2016, will terminate as of December 31, 2017 and after such time, Merrick Ventures and Mr. Ferro shall be responsible for all travel expenses (including private plane expenses) incurred by them in performance of their services for TPC rather than TPC reimbursing them for such expenses.

In addition, the Agreement amends certain terms of that certain Securities Purchase Agreement, by and among the Company, Merrick Media and Mr. Ferro (as amended, the “SPA”) to provide for:

(i)
an extension of the restriction on acquiring more than 30% of the Company’s outstanding shares by Merrick Media or its affiliates to the later of (x) February 4, 2019 or (y) 30 days following the termination of the Agreement;

(ii)
the application of the transfer restrictions set forth in Section 10.2 of the SPA to all shares held by Merrick Media and its affiliates (as opposed to only those shares purchased by them under the SPA) and the extension of such restriction until the later of (x) February 4, 2019 or (y) 30 days following the termination of the Agreement;

(iii)
the removal of the restriction on transfers of shares of common stock of the Company by Merrick Media or its affiliates to any party that would, as a result, hold more than 4.9% of the Company’s outstanding shares; and

(iv)
the application to all shares owned by Merrick Media and its affiliates (as opposed to only the shares purchased under the SPA) of the right of first offer in favor of the Company on proposed transfers of at least 2% of the then-outstanding number of shares of the Company’s common stock, subject to certain notice provisions.

The termination of the Agreement does not affect the foregoing amendments to the SPA, which shall survive any such termination. The SPA was attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on February 4, 2016 and an amendment thereto was attached as Exhibit 10.1 to the Company Current Report on Form 8-K filed with the SEC on March 23, 2017.

The foregoing summary of the Agreement is qualified in its entirety by reference to the text of the Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Also on December 20, 2017, Tribune Publishing Company, LLC (“TPC”), a wholly owned subsidiary of tronc, Inc. (the “Company”), entered into a new employment agreement with Julie K. Xanders, the Company’s Executive Vice President, General Counsel & Secretary, in connection with the upcoming expiration of her current employment agreement on January 3, 2018. The new employment agreement will be effective January 4, 2018.
Pursuant to the new employment agreement, Ms. Xanders will continue to receive an annual base salary of $465,000, subject to periodic adjustment as determined by the Board. She is also eligible to receive an annual cash bonus, with a target of 50% of base salary. In addition, Ms. Xanders received a grant of 30,000 restricted stock units on December 20, 2017, vesting in three equal installments over three years.

Ms. Xanders’ employment agreement provides that, if the Company terminates her employment without cause (and other than due to death or disability) or she resigns for good reason, subject to her execution and non-revocation of a release of claims, Ms. Xanders will be paid, in addition to her previously-accrued compensation, the following severance: (i) an amount equal to her annual base salary paid as salary continuation over a 52 week period following her severance, (ii) any unpaid annual bonus with respect to the calendar year immediately preceding the calendar year of termination of employment, and (iii) a pro-rata amount of her annual bonus based on actual performance with respect to the calendar year of termination of employment. The terms “cause” and “good reason” are defined in her employment agreement.
Ms. Xanders’ new employment agreement also contains certain restrictive covenants for the Company’s benefit. She also is required to maintain the confidentiality of the Company’s confidential information.
The foregoing description of the new employment agreement is qualified in its entirety by reference to the text of the employment agreement, a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.

(d)	The following exhibit is filed with this Current Report on Form 8-K:

Exhibit Number	Description

10.1
Consulting Agreement, dated December 20, 2017, by and among Tribune Publishing Company, LLC, Merrick Ventures LLC and, solely for certain sections thereof, Michael W. Ferro, Jr., Merrick Media, LLC and tronc, Inc.

10.2	Employment Agreement, by and between Tribune Publishing Company, LLC and Julie K. Xanders, effective January 4, 2018.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

TRONC, INC.

Date:     December 22, 2017                By: /s/ Justin C. Dearborn________________________
Name: Justin C. Dearborn
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1
Consulting Agreement, dated December 20, 2017, by and among Tribune Publishing Company, LLC, Merrick Ventures LLC and, solely for certain sections thereof, Michael W. Ferro, Jr., Merrick Media, LLC and tronc, Inc.

10.2	Employment Agreement, by and between Tribune Publishing Company, LLC and Julie K. Xanders, effective January 4, 2018.